SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 2, 2004

Nuvelo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Avenue

Sunnyvale, California 94085

(Address of Principal Executive Offices, including Zip Code)

(408) 215-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

On March 2, 2004, we priced our underwritten public offering of 5 million shares of common stock, par value $.001 per share, at a public offering price of $13.00 per share. The shares of common stock were registered pursuant to our universal shelf registration statement on Form S-3 (File No. 333-112209) under the Securities Act of 1933, as amended. Our press release, dated March 3, 2004, announcing the pricing of the common stock offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this report.

The Underwriting Agreement, dated March 3, 2004, by and between the Company and UBS Securities LLC (as representative of the underwriters) relating to the issuance and sale of the shares is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this report. The underwriters have the option to purchase up to an additional 750,000 shares of our common stock from us to cover over-allotments, if any.

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include the “Risk Factors” and other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and our Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the Securities and Exchange Commission. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. We disclaim any intent or obligation to update these forward-looking statements.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.

        The following exhibits are filed with this Form 8-K:

1.1	Underwriting Agreement, dated March 3, 2004, by and between Nuvelo, Inc. and UBS Securities LLC.

23.1	Consent of KPMG LLP, Independent Auditors.

99.1	Press Release of Nuvelo, Inc., dated March 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVELO, INC. (Registrant)

Date: March 3, 2004	By:	/s/ PETER S. GARCIA

Peter S. Garcia Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 3, 2004, by and between Nuvelo, Inc. and UBS Securities LLC.

23.1	Consent of KPMG LLP, Independent Auditors.

99.1	Press Release of Nuvelo, Inc., dated March 3, 2004.